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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported):
                                  JUNE 29, 2001



                          ATLANTIC DATA SERVICES, INC.
               (Exact Name of Registrant as Specified in Charter)




     MASSACHUSETTS              000-24193                04-2696393
    (State or Other         (Commission File          (I.R.S. Employer
      Jurisdiction               Number)             Identification No.)
   of Incorporation)



                              ONE BATTERYMARCH PARK
                           QUINCY, MASSACHUSETTS 02169
               (Address of Principal Executive Offices) (Zip Code)


               Registrant's Telephone Number, Including Area Code:
                                 (617) 770-3333
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On June 29, 2001, Atlantic Data Services, Inc. (the "Company") acquired substantially all the assets of Cool Springs Associates, Inc. d/b/a EarningsInsights, a Delaware corporation ("EI"), pursuant to an asset purchase agreement by and among the Company, EI and certain stockholders of EI (the "Asset Purchase Agreement").

The purchase price for the assets of EI consisted of a $2 million cash payment and the issuance by the Company of a warrant to purchase 300,000 shares of its common stock at an exercise price of $5.08 per share. The Company paid the cash portion of the consideration for the acquired assets from its working capital.

The description of the acquisition is qualified in its entirety by reference to a copy of the Asset Purchase Agreement filed as Exhibit 2.1 to this Form 8-K.

The terms of the Asset Purchase Agreement were determined on the basis of arms-length negotiations. Prior to the execution of the Asset Purchase Agreement, neither the Company, nor any of its affiliates, any director or officer of the Company, nor any associate of such director or officer had any material relationship with EI.

The assets of EI acquired by the Company consist of all tangible and intangible property, including without limitation all personal property and interests therein, including certain equipment, machines, furniture, tools, supplies, devices and other tangible property, all rights under certain contracts, agreements, leases and licenses specifically assumed by the Company, including a license to certain intellectual property of First Manhattan Consulting Group, Inc., all intellectual proprietary rights of EI, certain business, marketing and technical records, and all goodwill associated with the business. Prior to the acquisition of these assets by the Company, EI used such assets to engage in the business of providing profitability analysis and solutions to financial institutions via an application service provider delivery mechanism. The Company currently intends to use the acquired assets primarily to continue the former business of EI.

ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)     Financial Statements of Business Acquired

         As of the date of filing this Current Report on Form 8-K, it is impracticable for the Company to provide the financial information required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial information shall be filed by amendment to this Form 8-K no later than September 11, 2001.

         (b)     Pro Forma Financial Information

         As of the date of filing this Current Report on Form 8-K, it is impracticable for the Company to provide the financial information required by this Item 7(b). In accordance with Item 7(b)(2) of Form 8-K, such financial information shall be filed by amendment to this Form 8-K no later than September 11, 2001.

         (c)     Exhibits

                  2.1* Asset Purchase Agreement, dated as of June 29, 2001, by and among the Company, EI and certain stockholders of EI.
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                  4.1      Specimen Certificate for Shares of the Company's
                           Common Stock (Incorporated by reference to the Company's Registration Statement on Form S-1 filed March 26, 1998 (File No. 333-48703))


                  * Filed herewith
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                                   SIGNATURES


Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                          ATLANTIC DATA SERVICES, INC.




Date:  July 12, 2001                By: /s/ Robert W. Howe
                                    ----------------------
                                    Robert W. Howe
                                    Chairman and Chief Executive Officer




Date:  July 12, 2001                By: /s/ Paul K. McGrath
                                    -----------------------
                                    Paul K. McGrath
                                    Senior Vice President and Chief Financial
                                     Officer (Principal Financial and Accounting
                                     Officer)